UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2008

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

On August 7, 2008, Cytori Therapeutics, Inc. (the “Company”) entered into a Common Stock Purchase Agreement with Olympus Corporation (the “Olympus Purchase Agreement”) and a Securities Purchase Agreement with certain institutional investors identified on the signature pages thereto (the “Institutional Investors”) for the private placement of a total of 2,825,517 unregistered shares of the Company’s common stock with 50% warrant coverage at a purchase price of $6.00 per unit. The Olympus Purchase Agreement originally provided for the purchase and sale of $6,000,000 of unregistered shares of the Company’s common stock at a price of $6.50 per share. However, the agreement also contained an adjustment provision such that in the event the Company agreed to sell securities to the Institutional Investors on more investor favorable financial terms, the terms of the purchase and sale of securities under the Olympus Purchase Agreement would be adjusted to provide Olympus the same pricing terms and warrant coverage as the Institutional Investors.  Because the agreement with the Institutional Investors provided for the private placement of shares of common stock and warrants at a purchase price of $6.00 per unit, the adjustment provision in the Olympus Purchase Agreement became applicable.  On August 8, 2008, the Company and Olympus Corporation entered into an amendment to the Olympus Purchase Agreement (the “Amendment”) to set forth the adjusted terms of the private placement of securities with Olympus.  The Amendment provides for the purchase by and sale to Olympus of 1,000,000 shares of the Company’s common stock and a warrant exercisable for an additional 500,000 shares of the Company’s common stock for a total purchase price of $6,000,000. The terms of the warrant issued to Olympus in connection with this transaction are substantially identical to those of the warrants issued to the Institutional Investors. The warrant has an exercise price of $8.50 per share, a five year term and will not be exercisable until six months after its date of issuance. Except as described above, the Olympus Purchase Agreement was not modified. The closing of the private placement of these securities with Olympus took place on August 8, 2008.

The Amendment is attached hereto as Exhibit 10.32.1 and incorporated herein by reference. The Common Stock Purchase Agreement, the Securities Purchase Agreement, and the form of Warrant were previously filed with the Securities and Exchange Commission as exhibits to the Company’s Current Report on Form 8-K filed on August 8, 2008. The foregoing description of the Common Stock Purchase Agreement, the Amendment, the Securities Purchase Agreement and the form of Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Common Stock Purchase Agreement, the Amendment, the Securities Purchase Agreement and the form of Warrant attached hereto or to the Company’s Current Report on Form 8-K filed on August 8, 2008.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits    The following material is filed as an exhibit to this Current Report on Form 8-K:

10.32.1	Amendment No. 1 to Common Stock Purchase Agreement, dated August 8, 2008, by and between Cytori Therapeutics, Inc. and Olympus Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: August 14, 2008	By: /s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer